UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2006
Lakes Entertainment, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (952) 449-9092
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 7.01 Regulation FD Disclosure.
On June 16, 2006, Lakes Entertainment, Inc. issued a press release announcing that it plans to enter into a $105 million credit agreement through a wholly-owned subsidiary with the Banc of America Securities, LLC (BAS) serving as sole lead arranger and sole book manager. The Company expects to close on the credit agreement on or before June 22, 2006. Once closed, the funds will be used, among other things, to pay off the existing financing facility in the amount of $25 million from an affiliate of Prentice Capital Management, LP (Prentice), to fund its remaining obligation to the Pokagon Band of Potawatomi Indians in the approximate amount of $22.5 million, to continue to move forward with Lakes’ other casino development projects and for working capital purposes. Any funds drawn under the agreement will bear interest at the rate of LIBOR plus 6.25% per annum (subject to change pursuant to the terms of the credit agreement), will be due and payable on the fourth anniversary of the closing and will be secured by substantially all of the material assets of Lakes.
A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(a)	Not Applicable

(b)	Not Applicable

(c)	Exhibits
99.1	Lakes Entertainment, Inc. Press Release dated June 16, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)
Date: June 21, 2006	/s/Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer

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